Exhibit 99.1

BAYONNE, NJ — (MARKET WIRE) — Oct 27, 2005 — Pamrapo Bancorp, Inc. (NasdaqNM:PBCI – News) today reported net income for the third quarter ended September 30, 2005.

Net income for the third quarter of 2005 amounted to $2.06 million, or $.41 cents per share, as compared with $2.09 million, or $.42 cents per share in the third quarter of 2004. The basic weighted average number of shares outstanding during the 2005 and 2004 periods were 4.976 million and 4.975 million, respectively.

Net income for the nine months ended September 30, 2005 amounted to $6.012 million, or $1.21 per share, as compared with $6.004 million, or $1.21 per share for the same period a year ago. The basic weighted average number of shares outstanding during the 2005 and 2004 periods were 4.975 million and 4.975 million, respectively.

Pamrapo’s book value per share at September 30, 2005 was $11.62.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Fort Lee, Hoboken, and Monroe, New Jersey.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

(Unaudited)

ASSETS	September 30, 2005	December 31, 2004
Cash and amounts due from depository institutions	$4,222	$5,020
Interest-bearing deposits in other banks	11,742	9,579

Total cash and cash equivalents	15,964	14,599

Securities available for sale	3,410	3,639
Investment securities held to maturity	9,226	9,309
Mortgage-backed securities held to maturity;	174,904	200,077
Loans receivable	432,047	395,800
Premises and equipment	3,925	4,018
Federal Home Loan Bank stock, at cost	5,550	5,152
Interest receivable	2,933	2,703
Other assets	5,788	4,602

Total assets	$653,747	$639,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$476,959	$489,350
Advances from Federal Home Loan Bank of New York	111,000	89,000
Other borrowed money	56	83
Advance payments by borrowers for taxes and insurance	3,558	3,337
Other liabilities	4,380	3,014

Total liabilities	595,953	584,784

Stockholders’ equity:
Preferred stock; authorized 3,000,000 shares; issued and outstanding-none	—	—
Common Stock; par value $.01; authorized 25,000,000 shares; 6,900,000 shares issued; 4,975,542 and 4,974,913 shares, respectively, outstanding	69	69
Paid-in capital in excess of par value	19,093	19,042
Retained earnings-substantially restricted	61,115	58,387
Accumulated other comprehensive income — Unrealized gain on securities available for sale	285	315
Treasury stock, at cost; 1,924,458 and 1,925,087 shares, respectively	(22,768)	(22,698)

Total stockholders’ equity	57,794	55,115

Total liabilities and stockholders’ equity	$653,747	$639,899

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Interest income:
Loans	$6,755	$6,287	$19,760	$18,535
Mortgage-backed securities	2,109	2,618	6,659	7,624
Investments and other interest-earning assets	309	256	907	759

Total interest income	9,173	9,161	27,326	26,918

Interest expense:
Deposits	2,229	2,029	6,417	6,058
Advances and other borrowed money	944	848	2,614	2,429

Total interest expense	3,173	2,877	9,031	8,487

Net interest income	6,000	6,284	18,295	18,431
Provision for loan losses	5	10	105	30

Net interest income after provision for loan losses	5,995	6,274	18,190	18,401

Non-interest income:
Fees and service charges	327	318	967	971
Miscellaneous	264	239	936	851

Total non-interest income	591	557	1,903	1,822

Non-interest expenses:
Salaries and employee benefits	1,775	1,865	5,866	5,718
Net occupancy expense of premises	283	246	835	740
Equipment	292	319	936	938
Advertising	65	27	169	122
Miscellaneous	832	874	2,438	2,669

Total non-interest expenses	3,247	3,331	10,244	10,187

Income before income taxes	3,339	3,500	9,849	10,036
Income taxes	1,275	1,408	3,837	4,032

Net income	$2,064	$2,092	$6,012	$6,004

Net income per common shares:
Basic	$0.41	$0.42	$1.21	$1.21
Diluted	$0.41	$0.42	$1.21	$1.20

Dividends per common share	$0.22	$0.21	$0.66	$0.63

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,976	4,975	4,975	4,975
Diluted	4,986	4,989	4,988	4,996

Contact:

CONTACT:

Robert A. Hughes, CPA

Investor Relations

201-339-4600